POWER OF ATTORNEY

I, Renee L. Jackson, hereby authorize and designate each of Michael Coddington, John Haveman and Amra Hoso of Faegre Baker Daniels LLP and Renee L. Jackson, Steven L. Polacek, and Kelly Jacobus of Capella Education Company, signing singly, as my true and lawful attorney in fact to:

(1)	prepare and execute for and on my behalf, in my capacity as an officer and/or director of Capella Education Company (the "Company"), a Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder and other forms or reports on my behalf as may be required to be filed in connection with my ownership, acquisition, or disposition of securities of the Company, including Form 144;

(2)	do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5 or Form
144, and any amendments to any of the foregoing, and timely file any such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

I hereby further grant to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I hereby acknowledge that the foregoing attorneys in fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

This Power of Attorney shall remain in full force and effect until I am no longer required to file Form ID or Forms 3, 4 and 5 or Form 144 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys in fact. Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following: (i) an employee of the Company, (ii) a partner of Faegre Baker Daniels LLP or (iii) an employee of Faegre Baker Daniels LLP, then this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.

I hereby revoke all previous Powers of Attorney that have been granted by me in connection with my reporting obligations, if any, under Section 16 of the Exchange Act and Rule 144 under the Securities Act with respect to my holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 9th day of December, 2015.

/s/ Renee L. Jackson
Renee L. Jackson